                                                                  Exhibit (b)(4)

                                PROMISSORY NOTE

  PRINCIPAL     LOAN DATE      MATURITY       LOAN NO.     CALL    COLLATERAL    ACCOUNT      OFFICER      INITIALS
$2,900,000.00  12-11-2000                       9001       402        802       E3113734013    JAS2N    /s/ [Illegible]

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

BORROWER: LINDAL CEDAR HOMES, INC.     LENDER: KEYBANK NATIONAL ASSOCIATION
          4300 SOUTH 104TH PLACE               BELLEVUE COMMUNITY BANKING CENTER
          SEATTLE, WA 98124                    500 108TH AVENUE NE, SUITE 320
                                               BELLEVUE, WA 98004

================================================================================

PRINCIPAL AMOUNT: $2,900,000.00   INITIAL RATE: 9.750%   DATE OF NOTE: DECEMBER 11, 2000

PROMISE TO PAY. LINDAL CEDAR HOMES, INC. ("BORROWER") PROMISES TO PAY TO KEYBANK NATIONAL ASSOCIATION ("LENDER"), OR ORDER, IN LAWFUL MONEY OF THE UNITED STATES OF AMERICA, THE PRINCIPAL AMOUNT OF TWO MILLION NINE HUNDRED THOUSAND & 00/100 DOLLARS ($2,900,000.00), TOGETHER WITH INTEREST ON THE UNPAID PRINCIPAL BALANCE FROM DECEMBER 11, 2000, UNTIL PAID IN FULL.

PAYMENT. SUBJECT TO ANY PAYMENT CHANGES RESULTING FROM CHANGES IN THE INDEX, BORROWER WILL PAY THIS LOAN IN ACCORDANCE WITH THE FOLLOWING PAYMENT SCHEDULE:

     PROVIDED NO EVENT OF DEFAULT HAS OCCURRED UNDER THE TERMS OF THIS NOTE, UNTIL THE EARLIER OF JULY 2, 2001 OR SEVEN (7) MONTHS FROM THE DATE OF THIS NOTE (THE "CONVERSION DATE"), BORROWER MAY OBTAIN ONE OR MORE ADVANCES NOT TO EXCEED IN THE AGGREGATE THE ORIGINAL PRINCIPAL AMOUNT OF THIS NOTE. PRIOR TO THE CONVERSION DATE, THE BORROWER SHALL PAY INTEREST MONTHLY UPON THE PRINCIPAL AMOUNT OUTSTANDING BEGINNING THIRTY (30) DAYS AFTER THE NOTE DATE. AFTER THE CONVERSION DATE, THE BORROWER SHALL REPAY THE PRINCIPAL AMOUNT OF THE LOAN IN 60 CONSECUTIVE EQUAL MONTHLY INSTALLMENTS, EACH PAYMENT IN AN AMOUNT NECESSARY TO REPAY THE PRINCIPAL AMOUNT OUTSTANDING ON THE CONVERSION DATE OVER A 60 MONTH AMORTIZATION PERIOD, PLUS INTEREST THEREON. THE MONTHLY PAYMENTS OF PRINCIPAL PLUS INTEREST SHALL BEGIN 30 DAYS AFTER THE CONVERSION DATE (THE "PAYMENT DATE") AND CONTINUE MONTHLY ON EACH PAYMENT DATE THEREAFTER UNTIL THE MATURITY DATE OF JULY 1, 2006 WHEN ALL AMOUNTS OF PRINCIPAL AND ACCRUED INTEREST WILL BE DUE. PRIOR TO THE CONVERSION DATE, THE INTEREST RATE ON THIS NOTE SHALL BE AS SET FORTH BELOW. ON AND AFTER THE CONVERSION DATE, THE INTEREST RATE SHALL BE THE RATE AS SET FORTH IN THE LIBOR ADDENDUM TO PROMISSORY NOTE ATTACHED HERETO AND MADE A PART HEREOF.

Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, times the outstanding principal balance, times the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Prime Rate announced by Lender (the "Index"). The interest rate will change automatically and correspondingly on the date of each announced change of the Index by Lender. The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, the Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day that the Index changes. THE INDEX CURRENTLY IS 9.500% PER ANNUM. THE INTEREST RATE TO BE APPLIED TO THE UNPAID PRINCIPAL BALANCE OF THIS NOTE WILL BE AT A RATE OF 0.250 PERCENTAGE POINTS OVER THE INDEX, RESULTING IN A CURRENT RATE OF 9.750% PER ANNUM. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (a) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (b) increase Borrower's payments to cover accruing interest, (c) increase the number of Borrower's payments, and (d) continue Borrower's payments at the same amount and increase Borrower's final payment.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

LATE CHARGE. If a payment is 10 DAYS OR MORE LATE, Borrower will be charged 5.000% OF THE REGULARLY SCHEDULED PAYMENT OR $50.00, WHICHEVER IS GREATER.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired. (i) Lender in good faith deems itself insecure.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

12-11-2000                      PROMISSORY NOTE                          PAGE 2
LOAN NO 9001                      (CONTINUED)
===============================================================================
LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 3.250 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorney's fees and Lender's legal expenses whether or not there is a lawsuit, including attorney's fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. THIS NOTE HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF WASHINGTON. IF THERE IS A LAWSUIT, BORROWER AGREES UPON LENDER'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS OF KING OR PIERCE COUNTY, THE STATE OF WASHINGTON. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON.

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

LIBOR ADDENDUM - TERM LOAN - ADJUSTING OF FIRST OF MONTH. An exhibit, titled "LIBOR ADDENDUM - TERM LOAN - ADJUSTING OF FIRST OF MONTH," is attached to this Note and by this reference is made a part of this Note just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Note.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE,

-------------------------------------------------------------------------------
ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
-------------------------------------------------------------------------------

BORROWER:
LINDAL CEDAR HOMES, INC.

BY: /S/ ROBERT W. LINDAL
    -------------------------
        ROBERT W. LINDAL, CEO
===============================================================================

            LIBOR ADDENDUM - TERM LOAN - ADJUSTING OF FIRST OF MONTH

                 ==============================================

BORROWER: LINDAL CEDAR HOMES, INC.        LENDER: KEYBANK NATIONAL ASSOCIATION
          4300 SOUTH 104TH PLACE                  BELLEVUE COMMUNITY BANKING
          SEATTLE, WA 98124                       CENTER
                                                  500 108TH AVENUE NE, SUITE 320
                                                  BELLEVUE, WA 98004

                 ==============================================

THIS LIBOR ADDENDUM - TERM LOAN - ADJUSTING OF FIRST OF MONTH IS ATTACHED TO AND BY THIS REFERENCE IS MADE A PART OF EACH PROMISSORY NOTE OR CREDIT AGREEMENT, DATED DECEMBER 11, 2000, AND EXECUTED IN CONNECTION WITH A LOAN OR OTHER FINANCIAL ACCOMMODATIONS BETWEEN KEYBANK NATIONAL ASSOCIATION and LINDAL CEDAR HOMES, INC.

LIBOR ADDENDUM TO PROMISSORY NOTE
(Term Loan - Adjusting on first of month)

     This Addendum is attached to and made part of the Promissory Noted dated December 11, 2000 between KeyBank National Association ("Lender") and LINDAL CEDAR HOMES, INC. ("Borrower").

     1. DEFINITIONS: For the purposes of this Addendum, the following definitions will apply:

     "Business Day" means a day of the year on which banks are not required or authorized to close in Cleveland, Ohio, and, if the applicable Business Day relates to determination of the LIBOR Rate, a day on which dealings are carried on in the London interbank eurodollar market.

     "LIBOR Rate" means the rate per annum calculated by Lender in good faith, which Lender determines with reference to the rate per annum at which deposits in United States dollars are offered by prime banks in the London interbank eurodollar market two Business Days prior to the day on which such rate is calculated by Bank, based on a thirty (30) day maturity. On the date the Note is signed by Borrower and continuing until the end of such month, the LIBOR Rate shall be the LIBOR Rate determined by Lender on the first day of such month, or if the first day of such month is not a Business Day, then as determined by Lender on the Business Day immediately preceding the first day of such month, effective as of the first day of such month; thereafter, the LIBOR Rate shall be adjusted by Lender on the first day of each succeeding month, or if the first day of the month is not a Business Day, then as by Lender on the Business Day immediately preceding the first day of the month, effective as of the first day of the month.

     "LIBOR Reserve Requirements" means, for any loan bearing interest at the LIBOR Rate, the maximum reserves (whether basic, supplemental, marginal, emergency, or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including "Eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to the term of such loan.

     "Margin" means TWO AND THREE QUARTER percent (2.75%).

     "Note Rate" means the interest rate provided for in the Note based on the Lender's Prime Rate (as defined in the Note).

     2. INTEREST RATE. Notwithstanding anything contained in the Note to the contrary, amounts outstanding under the Note shall bear interest at a fixed rate of interest equal to the LIBOR Rate plus the Margin. The interest rate shall change on the first day of each month as and when the LIBOR Rate is adjusted by Lender. Borrower shall make payments on the first day of each month.

     3. INCREASED COSTS. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, there shall be any increase in the cost to Lender of making, funding, maintaining, or allocating capital to any amount outstanding under the Note bearing interest at the LIBOR Rate, including a change in LIBOR Reserve Requirements, then Borrower shall, from time to time upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such increased cost.

     4. ILLEGALITY. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, it becomes unlawful for Lender to make, fund, or maintain any advance or balance at the LIBOR Rate, then Lender's obligation to make, fund, or maintain any such advance or balance shall terminate and any such affected outstanding advance or balance shall be converted to the Note Rate on the earlier of the first day of the month following thereafter or the date the making, funding, or maintaining of any such advance or balance becomes unlawful.

12-11-2000 LIBOR ADDENDUM - TERM LOAN - ADJUSTING OF FIRST OF MONTH      PAGE 2
LOAN NO 9001                            (CONTINUED)
===============================================================================
THIS LIBOR ADDENDUM - TERM LOAN - ADJUSTING OF FIRST OF MONTH IS EXECUTED ON DECEMBER 11, 2000.

BORROWER:
LINDAL CEDAR HOMES, INC.

BY: /S/ ROBERT W. LINDAL
    -------------------------
        ROBERT W. LINDAL, CEO

LENDER:
KEYBANK NATIONAL ASSOCIATION

BY: /s/ [ILLEGIBLE]
    ------------------
    AUTHORIZED OFFICER
===============================================================================